UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2010, General Employment Enterprises, Inc., an Illinois corporation, and its wholly-owned subsidiary, Triad Personnel Services, Inc., an Illinois corporation (together, the “Company”), entered into an asset purchase agreement, dated as of October 29, 2010, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG”), and Thomas J. Bean (the “Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG, including customer lists, comprising DMCC and RFFG’s services business.  DMCC and RFFG’s services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solutions.

As previously disclosed, Mr. Bean is a party to that certain asset purchase agreement, effective as of June 1, 2010, with the Company and On-Site Services, Inc., a North Carolina corporation (“On-Site”), pursuant to which the Company acquired certain assets of On-Site in exchange for shares of the Company’s common stock, no par value (the “Common Stock”), and certain contingent earn-out payments.  As a result of that transaction, Mr. Bean may be deemed to beneficially own 1,476,015 shares of Common Stock.

The closing of the Asset Purchase Agreement is subject to certain conditions, including entry into a definitive management and services agreement for the management by the Company of the businesses of certain affiliates of DMCC, RFFG and Mr. Bean (the “Management Agreement”).

Pursuant to the Asset Purchase Agreement, the Company will issue $2,400,000 in shares of its Common Stock to DMCC and RFFG upon receipt of (a) stockholder approval of the transaction and of an increase to the Company’s authorized Common Stock and (b) approval of an additional listing application by the NYSE Amex Stock Exchange.

In addition, commencing in 2011, if the aggregate EBITDA of the business acquired plus any management fees earned by the Company under the Management Agreement (the “EBITDA”) meets certain targets (each, an “EBITDA Target”) over a four-year period ending December 31, 2014 (the “Earnout Period”), the Company will be required to make earn-out payments to DMCC and RFFG, each payable in three equal installments.   In the event that an EBITDA Target for a certain period is not met, the earn-out payment in respect of such period will be reduced proportionately.  The EBITDA Targets will be $300,000, $600,000, $900,000 and $1,200,000 for each of the three-, six-, nine- and twelve-month periods, respectively, in the fiscal year ending December 31, 2011, and earn-out payments will consist of quarterly payments of $150,000, payable in three equal monthly installments, if the relevant EBITDA Targets are met. Starting in the fiscal year ending December 31, 2012, the EBITDA Targets will be adjusted annually to reflect the EBITDA for the twelve-month period ending on December 31st of the most recently completed fiscal year (each, an “Annual EBITDA Target”) and earn-out payments for the year will be adjusted to equal 50% of the relevant Annual EBITDA Target divided by four. At the end of each fiscal year during the Earnout Period, if the aggregate EBITDA for the 12-month period then ended is greater than the Annual EBITDA Target for such year, then the Company will pay to DMCC and RFFG the amount of such excess, 50% in cash and 50% in shares of Common Stock.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 hereto.

Item 8.01.	Other Events.

On November 2, 2010, the Company issued a press release announcing the entry into the Asset Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements

The statements made in this current report on Form 8-K that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009, and in the Company’s other filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of October 29, 2010, by and among DMCC Staffing, LLC, RFFG of Cleveland, LLC, Thomas J. Bean, General Employment Enterprises, Inc. and Triad Personnel Services, Inc.*

99.1	Press Release, dated November 2, 2010.

*           Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2010	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Salvatore J. Zizza
		Name:	Salvatore J. Zizza
		Title:	Chief Executive Officer